UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2008

Vishay Intertechnology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

63 Lancaster Avenue
Malvern, PA 19355	19355-2143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 610-644-1300
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

Vishay Intertechnology, Inc. (“Vishay”) today announced that it has increased the price of its all-cash proposal to acquire all of the outstanding shares of International Rectifier Corporation (“IRC”) common stock to $23.00 per share. Vishay intends to commence a tender offer to purchase all outstanding shares of IRC.

Vishay also announced that it has notified International Rectifier of its intention to nominate three candidates for election to International Rectifier’s Board of Directors at International Rectifier’s delayed 2007 annual meeting of stockholders and to propose certain bylaw amendments at the meeting, including a bylaw requiring that the delayed 2008 annual meeting of stockholders be held in 2008.

Vishay further disclosed that it commenced litigation in Delaware Chancery Court regarding International Rectifier’s delayed 2007 and 2008 annual meetings and Vishay’s proposed bylaw amendments.

In addition, Dr. Felix Zandman, Executive Chairman of the Board of Directors of Vishay, and Dr. Gerald Paul, President and Chief Executive Officer of Vishay, today sent a letter to employees announcing the increase in Vishay’s offer price.

A copy of Vishay’s press release, including the full text of a letter sent to IRC’s Board of Directors, is attached as Exhibit 99.1 to this Form 8-K. A copy of the letter to Vishay employees is attached as Exhibit 99.2 to this Form 8-K.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated September 10, 2008, including full text of letter to the International Rectifier Board of Directors

99.2	Letter to Employees of Vishay Intertechnology, Inc., dated September 10, 2008

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2008

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lior E. Yahalomi

Name: Lior E. Yahalomi
Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated September 10, 2008, including full text of letter to the International Rectifier Board of Directors

99.2	Letter to Employees of Vishay Intertechnology, Inc., dated September 10, 2008